STOCK PURCHASE AND SALE AGREEMENT

                                      Among

                            INTEGRAMED AMERICA, INC.,

                                       And

                             MICHAEL J. LEVY, M.D.,

                            ROBERT J. STILLMAN, M.D.,

                                       And

                            ARTHUR W. SAGOSKIN, M.D.,


         AGREEMENT made this 12th day of March, 1998 by and between IntegraMed America, Inc., a Delaware corporation, having its principal place of business at One Manhattanville Road, Purchase, New York 10577 ("IntegraMed") and Michael J. Levy, M.D., residing at 10115 Lakewood Drive, Rockville, MD 20850 ("Levy"), Robert J. Stillman, M.D., residing at 10810 Nantucket Terrace, Potomac, MD 20854 ("Stillman"), and Arthur W. Sagoskin, M.D., residing at 13659 Spinning Wheel Drive, Germantown, MD 20874 ("Sagoskin"). Levy, Stillman and Sagoskin are collectively referred to as "Shareholders."

                                    RECITALS

         IntegraMed is engaged in the business of owning certain assets and providing management and administrative services to medical practices specializing in the provision of gynecological services, treatment of human infertility, encompassing the provision of in vitro fertilization and other assisted reproductive services ("Infertility Services").

         Shareholders own all the issued and outstanding shares (the "Shares") of capital stock of Shady Grove Fertility Centers, Inc., currently a Maryland business corporation and formerly a Maryland professional corporation ("Shady Grove"), which was engaged in the practice of providing Infertility Services in the jurisdictions of the District of Columbia, Maryland and Virginia (the "Practice").

         In anticipation of the execution of this Agreement, Shady Grove (a) formed a new Maryland professional corporation known as Levy, Sagoskin and Stillman, M.D., P.C. ("New P.C."),


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(b)  transferred  to New P.C. all of Shady  Grove's  medical  assets,  including patient charts and records, payor contracts, employment agreements and certain other assets and liabilities related to the Practice (the "Medical Assets"), but
specifically   excluding  Shady  Grove's  non-medical  fixed  assets,   accounts
receivable and equipment and office leases, (the activities in clauses (a) and (b) being hereinafter collectively referred to as the "Restructuring"), (c) entered into and executed a Management Agreement dated March 11, 1998 (the "Management Agreement"), a copy of which is attached hereto as Exhibit A, (d) filed Articles of Amendment to the Articles of Incorporation of Shady Grove (the "Articles of Amendment") amending the Articles of Incorporation of Shady Grove to convert it from a professional corporation to a business corporation, and (e) distributed the stock of New P.C. to the Shareholders.

         Shareholders wish to sell and IntegraMed wishes to purchase the Shares, and IntegraMed desires to acquire the exclusive right to provide management and related administrative services to Shareholders in connection with the continued operation of the Practice through New P.C. pursuant to the terms of the Management Agreement.

         In consideration of the mutual promises and covenants herein contained, the receipt and adequacy of which are acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                             PURCHASE OF THE SHARES

         Subject to the terms and conditions set forth in this Agreement and based upon the representations, warranties and covenants made herein, at the Closings (as herein defined), Shareholders shall sell, assign, convey and transfer to IntegraMed and IntegraMed shall acquire from Shareholders the Shares.

                                   ARTICLE II

                                 PURCHASE PRICE

         2.01     Purchase Price and Manner of Payment.

                  Upon and subject to the terms and conditions set forth herein and in consideration for the sale of the Shares, IntegraMed shall pay Shareholders Five Million Seven Hundred Thousand Dollars ($5,700,000) in the aggregate (the "Purchase Price"), payable to each Shareholder at the Closings in the amounts set forth on Schedule 2.01 as follows:

                  (a) One Million Four Hundred Thousand Dollars ($1,400,000) in the aggregate in shares of unregistered IntegraMed Common Stock ("IntegraMed Stock"). The number of shares of IntegraMed Stock to be issued will be determined based upon the average closing price of IntegraMed Stock for the 10-day trading period prior to the third business day before each Closing; provided, however, that in no event will the price per share exceed $2.00 or be less than $1.70 for


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purposes  of  calculating  the  amount  of  IntegraMed  Stock  to be  issued  to
Shareholders at each Closing. For a period of two years following the First Closing, each Shareholder will give Gerardo Canet, President and Chief Executive Officer of IntegraMed or his designee ("Canet"), voting proxy as to the IntegraMed Stock issued to such Stockholder in the form of Exhibit B attached hereto (the "Proxy") with respect to (i) the election of Directors or any amendment to IntegraMed's Certificate of Incorporation affecting directors and
(ii) any change in stock options for management and directors; the proxy will not attach to any Rule 144 sales of the IntegraMed Stock by a Shareholder;

                  (b) Two Million Eight Hundred Thousand Dollars ($2,800,000) in the aggregate in certified funds at the First or Second Closing, as the case may be; and

                  (c) One Million Five Hundred Thousand Dollars ($1,500,000) in the aggregate by delivery of one or more Promissory Notes (the "Notes") bearing interest equal to the prime rate of First Union National Bank on the date of the First or Second Closing, as the case may be, with Seven Hundred Fifty Dollars ($750,000) of the aggregate principal amount of the Notes, together with accrued interest from the date of delivery of each Note, payable on April 1, 1999 and Seven Hundred Fifty Thousand Dollars ($750,000) of the aggregate principal amount of the Notes, together with accrued interest from the date of delivery of each Note, payable on April 1, 2000. The Notes shall be in the form of Exhibit C attached hereto.

         2.02     Closing Statement.

                  Shareholders shall deliver to IntegraMed a pro forma balance sheet with the projected assets and liabilities of Shady Grove as of the day before the First Closing (the "Closing Statement") for purposes of the reconciliation described in Schedule 6.03. The parties acknowledge that the Closing Statement includes projections, and the amounts set forth therein shall not be binding on the parties.

                                   ARTICLE III

                                     CLOSING

         3.01     Closing Dates.

                  The closing (the "First Closing") of the transaction contemplated by this Agreement with respect to the Shares to be purchased from Levy and Sagoskin shall be held at 6:00 p.m. on March 12, 1998 (the "First Closing Date") at the offices of Ober, Kaler, Grimes & Shriver, 1401 H Street, N.W., Fifth Floor, Washington, DC 20005-3324 or such other date or at such other time or location as to which Shareholders and IntegraMed may agree to in writing. The effective time of the First Closing shall be 11:59 p.m. on the First Closing Date. The closing (the "Second Closing") of the transaction contemplated by this Agreement with respect to the Shares to be purchased from Stillman (the "Stillman Shares") shall be held on or about November 1, 1998 (the



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"Second  Closing  Date") as determined  in accordance  with the terms of Section
3.02 below. The First Closing and the Second Closing are hereinafter referred to "each Closing" or collectively as the "Closings."

         3.02     Second Closing.

                  (a) Stillman shall not be required to deliver the Stillman Shares to IntegraMed, and IntegraMed shall not be required to pay any portion of the Purchase Price relating to the Stillman Shares, on or before November 1, 1998, subject to the following conditions, all of which conditions shall be reflected in the terms of a Voting Trust Agreement (the "Voting Trust Agreement") by and among Stillman and Canet as Voting Trustee, in the form attached hereto as Exhibit D.

                  (b) At the First Closing hereunder, Stillman shall:

                           (i)    deliver  the  stock  certificates   evidencing
ownership of the Stillman Shares together with a stock power, endorsed in blank and guaranteed as counsel for IntegraMed shall reasonably require, to the Voting Trustee; and

                           (ii)   execute  and  enter  into  the  Voting   Trust
Agreement naming Canet as
Voting Trustee with respect to the Stillman Shares for all purposes.

                  (c) After November 1, 1998, IntegraMed shall have the right, in its sole and absolute discretion, to (i) fix the Second Closing Date (which shall be no later than November 15, 1998), and (ii) upon payment and delivery to Stillman of the portion of the Purchase Price attributable to the Stillman Shares, cause the Voting Trustee to transfer and deliver the Stillman Shares to IntegraMed. The Voting Trust Agreement shall automatically expire and be deemed revoked when the Stillman Shares are transferred to IntegraMed. At the Second Closing, Stillman and IntegraMed shall execute and enter into a Personal Responsibility Agreement in the form of Exhibit H attached hereto.

                  (d) At any time after the First Closing Date, IntegraMed shall have the right, in its sole and absolute discretion, to take all of the actions described in Section 3.02(c) above if Stillman's Employment Agreement is terminated for any reason whatsoever (including, without limitation, his death or disability) or if Stillman is or becomes a party to any personal bankruptcy or insolvency proceeding.

                  (e) The Note to be issued to Stillman as of the Second Closing Date shall be subject to offset in accordance with Section 6.02(c) below, whether or not the claims giving rise to the right to offset arise before or after the Second Closing Date.

                  (f) Each of IntegraMed and Stillman shall be entitled to all available legal and equitable remedies, including, without limitation, the right to seek specific performance, to enforce the other party's obligations with respect to the purchase of the Stillman Shares and shall also be entitled to require the other party to pay to the enforcing party all reasonable costs and



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expenses(including  professional  fees and expenses) of the other party incurred in connection with the enforcement of such party's obligation to purchase or sell the Stillman Shares.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

         Shareholders, for the purpose of inducing IntegraMed to enter into and consummate this Agreement, hereby, jointly and severally, represent and warrant to IntegraMed that:

         4.01     Organization and Power.

                  (a) Shady Grove and New P.C. are each a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and each has full power and authority, corporate and otherwise, to carry on its business as now conducted and to own, lease and operate its properties and assets now owned, leased and operated by it, and with respect to New P.C., to conduct the business of the Practice. Shady Grove and New P.C. are each duly qualified as a foreign corporation and in good standing in each jurisdiction where the Practice does business. Complete and correct copies of the charter and by-laws, as amended to date, of both Shady Grove and New P.C. have heretofore been delivered to IntegraMed, and such instruments, as so amended, are in full force and effect at the date hereof.

                  (b) The authorized, issued and outstanding capital stock of Shady Grove and New P.C. are as set forth on Schedule 4.01. Except as disclosed on Schedule 4.01, all of the issued and outstanding shares of Shady Grove and New P.C. are owned of record by the Shareholders free and clear of all liens, security interests, claims and encumbrances or other restrictions of any kind, and no shares are held in treasury. Except as set forth on Schedule 4.01, there are no voting trusts or agreements, stockholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any stock of Shady Grove. Shady Grove has no outstanding stock or securities convertible or exchangeable for any shares of its capital stock, nor does it have outstanding any rights or options to subscribe for or to purchase any capital stock or securities convertible into or exchangeable for any capital stock. Except as disclosed on Schedule 4.01, Shady Grove is not subject to any obligation (contingent or otherwise) to issue, redeem, repurchase or otherwise acquire or retire any shares of its capital stock. All of the Shares were validly issued and are fully paid and nonassessable. There are no agreements (oral or written) to which any of the Shareholders is a party involving the voting or sale of any of the Shares.

         4.02     Authority; No Conflicting Instruments; Consent

                  (a) Each of the Shareholders has the power, capacity and authority to execute and deliver this Agreement and to consummate the transactions contemplated on his part hereby. No corporate proceedings on the part of Shady Grove and New P.C. are necessary to authorize the execution and delivery of this Agreement by the Shareholders or the consummation by the


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Shareholders of the  transactions  contemplated  hereby.  This  Agreement,  when executed, will constitute the valid and binding obligation of Shareholders enforceable against Shareholders in accordance with its terms.

                  (b) New P.C. has the power, capacity and authority to enter into and perform its obligations under the terms of the Physician--Stockholder Employment Agreements and the Management Agreement as required pursuant to the terms of this Agreement. The execution and delivery of such agreements by New P.C. has been duly authorized by all necessary corporate proceedings. Such agreements, when executed, will constitute the valid and binding obligations of New P.C., enforceable against New P.C. in accordance with their terms.

                  (c) Shady Grove has the power, capacity and authority to enter into and perform its obligations under the terms of the Management Agreement as required pursuant to the terms of this Agreement. The execution and delivery of such agreements by Shady Grove has been duly authorized by all necessary corporate proceedings. Such agreements, when executed, will constitute the valid and binding obligations of Shady Grove, enforceable against Shady Grove, in accordance with their terms.

                  (d) The execution and delivery of this Agreement and the consummation of the transactions as herein contemplated will not (i) violate any provisions of any applicable law or of the charter or By-Laws of Shady Grove or New P.C. or any order, judgment or decree of any court or other agency of government binding on Shareholders, Shady Grove or New P.C., (ii) except as set forth in Schedule 4.02(d), conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation of Shareholders, Shady Grove or New P.C., (iii) result in or require the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or assets of Shareholders, Shady Grove or New P.C.,
(iv) require any approval of or any consent of any person under any contractual obligation of Shareholders, Shady Grove or New P.C. other than as set forth on
Schedule 4.02(d), or (v) except as set forth in Schedule 4.02(d), conflict with or result in any breach or default under any of the terms, conditions or provisions of any indenture, mortgage, deed of trust or other instrument to which Shady Grove, New P.C. or any Shareholder is a party or by which Shady Grove, New P.C. or any Shareholder or any of their assets or properties may be bound or affected.

                  (e) Except as set forth in Schedule 4.02(e), no consent, approval or authorization of, or declaration or filing with any federal, state, local or foreign governmental or regulatory authority, or any other third party, is required in connection with the execution and delivery of this Agreement by Shareholders or the performance by Shareholders, Shady Grove or New P.C. of the transactions contemplated by this Agreement, except for any state licensing board approvals.

         4.03     Fixed Assets.

                  Except as set forth in Schedule 4.03, Shady Grove has good and marketable title to the fixed assets which are owned solely and exclusively by



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Shady Grove, free and clear of all liens, mortgages and encumbrances of any kind or nature. Except as set forth on Schedule 4.03, the fixed assets are not and will not be subject to any pledge, option, escrow, hypothecation, lien, security
interest,   financing  statement,   lease,  license,  easement,  right  of  way,
encumbrance or other restriction of any kind. The Fixed Assets are in good operating condition and repair (reasonable wear and tear excepted) and are suitable for the purposes for which they are presently being used.

         4.04     Financial Statements; Undisclosed Liabilities; Taxes.

                  Attached hereto as Schedule 4.04 are the unaudited compiled financial statements of Shady Grove, consisting of Statements of Assets, Liabilities and Capital, and Income Statement for the fiscal years ended December 31, 1996 and 1995, and draft financial statements prepared by Shady Grove management for the fiscal year ended December 31, 1997, together with a Statement of Assets, Liabilities and Capital, and Income Statement for the one
(1) month ended January 31, 1998 (collectively, the "Financial Statements").

                  (a) Neither Shady Grove nor New P.C. has any liabilities, debts or obligations, whether accrued, absolute or contingent, and whether due or to become due, which are not reflected or reserved against in the Financial Statements or are not listed on Schedule 4.04(a). Except as set forth in
Schedule 4.04(a), as of the date hereof, neither Shareholders nor Shady Grove has any unfunded liability under any Employee Benefit Plan (as hereinafter defined) and there are no circumstances, conditions events or arrangements which may hereafter give rise to any such liabilities or obligations which may be asserted against IntegraMed under any such plan.

                  (b) All appropriate federal, state and local tax returns required by law, regulation or otherwise to be filed by Shady Grove, New P.C. or Shareholders with respect to the Practice, including all withholding or other payroll related taxes, have been filed with such authorities (or appropriate extensions of the time to file have been obtained) for all taxable periods ending on or prior to the date hereof for which tax returns have become due. Shady Grove or Shareholders have paid or made adequate provisions for the payment of all taxes, penalties and interest which have or may become due for or during all taxable periods of the Practice ending on or prior to the date hereof. There are no claims or investigation pending or, to the knowledge of Shareholders, threatened against Shady Grove or New P.C. and neither Shareholders, Shady Grove or New P.C. has received any notice of any threatened claims or investigation by any governmental authority against Shady Grove and there has been no waiver of any applicable statute of limitations or extension of the time for the assessment of any tax against Shady Grove. Shady Grove has timely withheld proper and correct amounts of taxes in compliance with the tax withholding provisions of all applicable laws for all compensation paid to their employees. The income tax returns of Shady Grove have not been audited by the Internal Revenue Service and all taxes due or claimed to be due with respect to such tax returns have been fully paid and satisfied by Shady Grove. Shady Grove and Shareholders will cooperate with IntegraMed to file any tax returns to be filed for the calendar year in which the Closings occurs. Whenever used herein or elsewhere in this Agreement, the phrase "to the knowledge of Shareholders" shall be deemed to include the knowledge of Shady Grove and its officers and directors.


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



         4.05     Financial Position.

                  Since December 31, 1997:

                  (a) Except as set forth in Schedule 4.05(a) and except for the transactions contemplated by this Agreement, there has not been (i) any change in the financial condition, assets, properties, liabilities, business or results of operations of Shady Grove or the Practice other than changes in the ordinary and usual course of business, none of which, individually or in the aggregate, has been adverse to the business or operations of Shady Grove, New P.C. or the Practice, (ii) any strike, labor trouble, employee dispute, property dispute, lease or contract dispute, loss or destruction or property, actual or threatened, claim or other event, adversely effecting, or which would adversely effect, the financial position or business of Shady Grove, New P.C. or the Practice.

                  (b) Except for the bonuses set forth in Schedule 4.05(b), neither Shareholders, Shady Grove nor New P.C. has granted any wage or salary increase or bonus or any fringe benefits, or created or amended any Employee Benefit Plan (as hereinafter defined) or entered into any employment or labor contract with any director, officer, employee or group of employees, except for normal increases in a manner consistent with policies and practices of Shady Grove.

                  (c) Except in connection with the Restructuring, Shady Grove has conducted the Practice in the ordinary and normal course of business and used its best efforts to (i) maintain all patient lists, records, billing and collection data, goodwill associated with the Practice, and all material files and records and intangible assets related to the continued operation of the Practice, (ii) preserve, protect and maintain the Fixed Assets and (iii) preserve the good standing of Shady Grove and New P.C. and keep available the services of present employees and agents and to preserve the goodwill of suppliers, patients and others having business relationships with Shady Grove and New P.C.

                  (d) Neither Shareholders, Shady Grove nor New P.C. has, without IntegraMed's prior written consent, (i) waived or committed to waive any right of substantial value of Shady Grove or New P.C.; (ii) sold, transferred, disposed of or encumbered or committed to sell, transfer, dispose of or encumber the Fixed Assets; (iii) except as set forth on Schedule 4.05(d), incurred any indebtedness for borrowed money; (iv) except as set forth on Schedule 4.05(d), made capital expenditures in excess of $25,000 in the aggregate; (v) other than in connection with the Restructuring, terminated any key employee or, to the knowledge of Shareholders, taken any action that impaired the existing relationships between Shady Grove or New P.C. and their employees and other persons and entities having business relations with Shady Grove or New P.C.; or
(vi) taken any action in the conduct of its business which is contrary to, or in breach of, any term or representation or warranty contained in this Agreement.

         4.06     Licenses; Compliance.

                  (a) Shady Grove has held all such licenses, orders, approvals and permits ("Licenses") of every kind or nature which are material to the



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operation  and business of the Practice and such Licenses were in full force and effect while it was conducting its Practice. Shady Grove has transferred all such Licenses to New P.C. in conjunction with the Restructuring and no action, proceeding or investigation has been instituted or threatened with reference to or affecting the existence of said Licenses. A list of all Licenses is set forth on Schedule 4.06. To the knowledge of Shareholders, Shady Grove and New P.C. are in compliance in all respects with the terms and conditions of such Licenses and with all requirements, standards and procedures of the federal, state and local governmental or regulatory bodies which issued said Licenses.

                  (b) To the knowledge of Shareholders, Shady Grove and New P.C., Shady Grove and New P.C. are in compliance in all material respects with all federal, state and local laws, ordinances, codes, regulations, orders, requirements, standards and procedures which are applicable to the Practice.

         4.07     Litigation.

                  (a) To the knowledge of Shareholders, Shady Grove and New P.C., there are no actions, suits, claims or legal, administrative or arbitration proceedings or investigations pending or threatened against, involving or affecting Shareholders, Shady Grove, New P.C. or the Practice or any of their properties or assets, except as set forth on Schedule 4.07(a). Neither Shady Grove, New P.C. or Shareholders has notice or knowledge of any outstanding orders, writs, injunctions or decrees of any court, governmental agency or arbitration tribunal against, involving or affecting Shareholders, Shady Grove, New P.C., the Practice or any of their properties or assets, except as set forth on Schedule 4.07(a).

                  (b) Except as set forth on Schedule 4.07(b), neither Shady Grove, New P.C. nor Shareholders has received any notice of any violation of applicable law, order, regulation or requirement related to any of Shareholders, Shady Grove, New P.C., the Practice or the Fixed Assets, and none of them is aware of any condition or state of facts that could result in any such notice. To the knowledge of Shareholders, there is no existing law, rule, regulation or order, whether federal, state or local, which would prohibit or restrict New P.C. from operating the Practice.

         4.08     Third-Party Billings.

                  (a) To the knowledge of Shareholders, all claims and bills to patients and third party payors by Shady Grove have been prepared and filed in accordance with applicable laws, rules and regulations and Shady Grove has not retained any unrefunded monies to which it is not entitled under applicable law.

                  (b) To the knowledge of Shareholders, neither Shady Grove nor any of its respective officers, directors or Shareholders have engaged in any activities which are prohibited under 42 U.S.C. ss.ss. 1320a-7, 1320a-7a or 1320a-7b, the regulations promulgated pursuant to such statutes or related state or local statutes or regulations governing billing and payment for health care services.


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




         4.09     Contracts and Agreements.

                  (a) Schedule 4.09(a) is a list as of the date hereof of all the material contracts or agreements (oral or written) related to the Practice to which Shady Grove, New P.C. or any Shareholder is a party (the "Contracts"), all of which are valid and existing, in full force and effect, and binding upon the parties thereto in accordance with their terms. Either Shady Grove or New P.C. has paid in full or accrued all amounts due thereunder which are currently due. Except as otherwise disclosed on Schedule 4.09(a), no approval or consent of any person or entity is needed in order that the Contracts continue in full force and effect with respect to IntegraMed from and after the Closing Date.

                  (b) To the knowledge of Shareholders and except as set forth on Schedule 4.09(a), Shady Grove, New P.C. and Shareholders are in material compliance with all terms and provisions of all Contracts material to the operation of Shady Grove or by which Shady Grove, the New P.C. or the Shareholders is bound or affected; and all such Contracts are legally valid and binding in accordance with their terms and in full force and effect except as may be limited by bankruptcy, moratorium, reorganization, insolvency and other similar laws of general application relating to or affecting the rights of creditors, and by general principles of equity.

                  (c) Except as set forth on Schedule 4.09(c), neither Shady Grove, New P.C. nor any Shareholder is a party to any:
                      (i) agreement or indenture relating to the borrowing of money on behalf of or related to the Practice or to the mortgaging, pledging or otherwise placing a lien on any material asset or material group of assets of Shady Grove, New P.C. or the Practice;

                      (ii) oral or written direct or indirect guarantee of any obligation relating to the Practice;

                      (iii) lease or agreement under which it is lessee of or holds or operates any property, real or personal, owned by any other party relating to the Practice;

                      (iv) lease or agreement under which it is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by it relating to the Practice;
or

                      (v) oral or written contract or agreement for the purchase or sale by or to Shady Grove, New P.C. or the Practice of goods or services, excluding such contracts or agreements which contemplate the payment of less than $5,000.00.

         4.10     Insurance.

                  Shady Grove has maintained at all times since its date of incorporation, with responsible and financially solvent insurance companies, adequate insurance covering risks of such types and in such amounts as are customary for other professional corporations of similar size engaged in business of the Practice. New P.C. will maintain all such insurance after the First Closing identified on Schedule 4.10. Schedule 4.10 contains a true and complete list of all policies of insurance relating to comprehensive liability coverage, the amount of coverage, the period of coverage, the type of coverage and all pending claims or occurrences reported under such policies and the amount paid out under any such policy for the past three (3) years. Shareholders have maintained and will continue to maintain after the First Closing without any gap in coverage professional liability insurance coverage in the amount of $1,000,000 individual and $3,000,000 in the aggregate.

         4.11     Personnel.

                  (a) Schedule 4.11(a) lists each current employee, both full-time and part-time, of Shady Grove and New P.C. and all current independent contractors and consultants of Shady Grove and New P.C. and discloses their duties, the date of hire or contract, the annual compensation, bonuses and incentive arrangements with each. With respect to the Practice, each of Shareholders, Shady Grove and New P.C., to the knowledge of Shareholders, has complied in all material respects with all applicable laws, rules and regulations, whether federal, state or local, relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and the payment of Social Security and other taxes, and with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Neither Shady Grove, New P.C. nor any of the Shareholders is aware that any executive of Shady Grove or New P.C. or any group of employees of either Shady Grove or New P.C. has any plans to terminate his, her or its employment and neither Shady Grove, New P.C. nor any of the Shareholders is aware of any material labor relations problems of the Practice and neither Shady Grove nor New P.C. is a party to any collective bargaining agreement.

                  (b) Schedule 4.11(b) describes all of the benefit plans generally available to employees of Shady Grove ("Employee Benefit Plans"). Shady Grove has complied with the terms and conditions of such Employee Benefit Plans and has no obligations to establish or create any employee pension benefit plan or defined benefit plan for the benefit of any of its employees to become effective after the date hereof. IntegraMed shall have no obligations relating to the Employee Benefit Plans or the employees covered thereunder and IntegraMed shall have no obligations for employees of Shady Grove arising out of federal or state law or case decisions as to employment matters arising prior to the First Closing Date.

                  (c) With respect to Shady Grove regarding the Practice:

                       (i) the Employee Benefit Plans which are intended to qualify under Section 401 of the Internal Revenue Code, as amended (the "Code") are so qualified and the trusts maintained pursuant thereto are exempt from federal income taxation under Section 501 of the Code, and nothing has occurred with respect to the operation of such plans which could cause the loss of such qualification or exemption or the imposition of any material liability, lien, penalty, or tax under ERISA or the Code, and all such plans are fully funded;

                       (ii) there are no material pending claims or lawsuits which have been asserted or instituted by or against the Employee Benefit Plans, against the assets of any of the trusts under such plans or by or against the plan sponsor, plan administrator, or any fiduciary of the Employee Benefit Plans (other than routine benefit claims) nor does Shareholders, Shady Grove or New P.C. have knowledge of facts which could form the basis for any such claim or lawsuit;

                       (iii) the Employee Benefit Plans have been maintained in all material respects in accordance with their plan documents and with all provisions of the Code and ERISA (including rules and regulations thereunder and including the reporting and disclosure requirements thereof) and other applicable law, and neither Shareholders, Shady Grove, New P.C. nor any "party in interest" or "disqualified person" with respect to the Employee Benefits Plans has engaged in a "prohibited transaction" within the meaning of Section 4975 of the Code or Title I, Part 4 of ERISA nor breached any fiduciary duty owed to any participant, former participant or beneficiary;

                       (iv) none of the Employee Benefit Plans contains any provisions which would prohibit the transactions contemplated by this Agreement or which would give rise to any severance, termination or other payments or liabilities as a result of the transactions contemplated by this Agreement, and there are no restrictions on Shady Grove or New P.C.'s right to terminate or decrease the level of benefits under any such plan after the First Closing Date without further liability to any present or former employee or beneficiary, except for the payment of non-forfeitable benefits under a pension or profit-sharing plan listed on Schedule 4.11(b), and neither Shady Grove nor New P.C. have any unfunded obligations or liabilities under the terms of any non-qualified deferred compensation plan;

                        (v) no Employee Benefit Plan which constitutes an Employee Welfare Benefit Plan (as defined in Section 3(1) of ERISA) provides benefits to former employees or their beneficiaries other than in order to avoid excise taxes under Section 4980B of the Code and Title I, Part 6 of ERISA;

                        (vi) Each of Shareholders, Shady Grove and New P.C. has at all times complied in all material respects with the notification and coverage continuation requirements under Code Section 4980B and Title 1, Part 6 of ERISA;

                      (viii) Neither Shareholders, Shady Grove nor New P.C. has any liability (whether actual, contingent, with respect to any of its assets or otherwise) with respect to any Employee Benefit Plan maintained by any trade or business, whether or not incorporated, under common control of Shareholders, Shady Grove or New P.C. within the meaning of Section 414(b), (c), (m) or (o) of the Code.

                  (d) Except as set forth on Schedule 4.11(d), neither Shady Grove, New P.C., nor the Shareholders is a party to any:

                      (i) pension, profit sharing, stock option, employee stock purchase or other plan providing for deferred compensation or other employee benefit plan, or any contract with any labor union; or

                      (ii) oral or written contract for the employment of any officer, individual employee, or other person or entity on a full-time, part-time, consulting or other basis, or agreement relating to loans to officers, directors or affiliates, other than advances in the ordinary course of business.

         4.12 Absence of Certain Developments. Except for transactions required by this Agreement and the transfer of the Medical Assets to New P.C. and except as set forth on Schedule 4.12, since the date of the Financial Statements, Shady Grove has not:

                  (a) redeemed or repurchased, directly or indirectly, any shares of its capital stock or declared or paid any dividends or distributions with respect to any shares of its capital stock;

                  (b) issued any equity securities, securities convertible into equity securities, or warrants, options or other rights to acquire equity securities, or bonds or other securities;

                  (c) borrowed any amount or incurred or become subject to any material liabilities, except current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business;

                  (d) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability other than current liabilities paid in the ordinary course of business;

                  (e) mortgaged, pledged or subjected to any lien, charge or any other encumbrance, the Property or any assets of Shady Grove or New P.C., except liens for current property taxes not yet due and payable;

                  (f) sold, assigned, transferred or otherwise disposed of or committed to sell, assign, transfer or otherwise dispose of any of its tangible assets (including books and records of the Practice), except in the ordinary course of business, or canceled any material debts or claims;

                  (g) suffered any extraordinary losses or waived any rights of material value, whether or not in the ordinary course of business or consistent with past practice;

                  (h) made capital  expenditures in excess of $25,000.00 or made any binding commitments therefor which would cause the aggregate amount of all actual capital expenditures for the period subsequent to the Financial Statements to exceed $25,000.00;

                  (i) paid or committed to any bonuses or similar payments, except in the ordinary course of business;

                  (j) made any loans or advances to, guarantees for the benefit of, or any investments in, any person or entity;

                  (k)  made  or  committed  to  any   charitable   or  political
contributions or pledges; or

                  (l) suffered any material damage, destruction or casualty loss, whether or not covered by insurance.

         4.13 Transactions With Certain Persons. Except as set forth on Schedule 4.13, (a) neither Shady Grove nor New P.C. has, directly or indirectly, purchased, leased or otherwise acquired any goods, services or property from any Shareholder or from any person, firm, corporation or other entity directly or indirectly controlled by (or under common control with) any Shareholder, and (b) neither Shady Grove, New P.C. nor any Shareholder owes any amount to Shady Grove, New P.C. or Shareholder or any person, firm, corporation or other entity directly or indirectly controlled by (or under common control with) Shady Grove, New P.C. or any Shareholder.

         4.14 Environmental Matters. To the knowledge of Shareholders, each of Shareholders, Shady Grove and New P.C. has, with respect to the Practice, complied with all environmental laws and regulations applicable to the Practice, and neither Shareholders, Shady Grove nor New P.C. has received any notice, demand, suit or information request pursuant to any environmental laws or regulations applicable to the Practice.

         4.15 Medical Waste. Neither Shareholders, Shady Grove nor New P.C., with respect to the Practice, is in violation of, or to the knowledge of Shareholders, the subject of any investigation, inquiry or enforcement action by any governmental authority under, the Medical Waste Tracking Act, 42 U.S.C. ss.6992 et seq., or any applicable state or local government statute, ordinance, or regulation dealing with the disposal of medical wastes (collectively, the "Medical Waste Laws"). Shady Grove and New P.C. have obtained and are in compliance with any permits required by the Medical Waste Laws relating to medical waste disposal, and all disposal of medical waste generated by the Practice and has been in compliance with the Medical Waste Laws.

         4.16 Effective Date of Warranties, Representations and Covenants. Each warranty, representation, and covenant set forth in this Article IV shall be deemed to be made on and as of the date hereof and as of the First Closing (except as otherwise specifically provided herein).

         4.17 Disclosure. All documents, schedules, exhibits and other materials delivered or made available, by or on behalf of Shady Grove, New P.C. and Shareholders to IntegraMed in connection with this Agreement and the transactions contemplated hereby, are true and complete. No representation or warranty made by Shareholders in this Agreement and no information furnished by or on behalf of Shady Grove, New P.C. and Shareholders to IntegraMed in connection with this Agreement and the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained therein not false or misleading. There is no material fact which Shareholders have not disclosed to IntegraMed which adversely affects, or insofar as Shareholders can foresee, will adversely affect Shady Grove, New P.C., the Practice or the ability of Shareholders to perform their obligations under this Agreement or any other agreement entered into in connection with this transaction.

                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF INTEGRAMED

         IntegraMed, for the purpose of inducing Shareholders to enter into and consummate this Agreement, hereby represents and warrants to Shareholders that:

         5.01     Organization, Power and Authority.

                  (a) IntegraMed is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority, corporate and otherwise, to carry on its business as now conducted and to own or lease and to operate its properties and assets now owned or leased and operated by it, to conduct the business of IntegraMed and to consummate the transactions contemplated hereby.

                  (b) The execution, delivery and performance of this Agreement by IntegraMed has been duly authorized by all requisite corporate action, and no further action or approval is required in order to constitute this Agreement as a valid, binding and enforceable obligation of IntegraMed, and this Agreement constitutes the valid and binding obligation of IntegraMed, enforceable against IntegraMed in accordance with its terms.

                  (c) The execution and delivery of this Agreement and the consummation of the transactions as herein contemplated will not violate any provisions of any applicable law or of the Certificate of Incorporation or By-Laws of IntegraMed, or any order, judgment or decree of any court or other agency of government binding on IntegraMed, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation of IntegraMed, result in or require the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of IntegraMed's properties or assets, require any approval of or any consent of any person under any contractual obligation of IntegraMed or conflict with or result in any breach or default under any of the terms, conditions or provisions of any indenture, mortgage, deed of trust or other instrument to which IntegraMed is a party or by which it or its properties may be bound or affected.

         5.02     Litigation.

                  (a) To the best of IntegraMed's knowledge, there are no material actions, suits, claims or legal, administrative or arbitration proceedings or investigations pending or, threatened against, involving or affecting IntegraMed or IntegraMed's properties or assets which are not covered by insurance or disclosed in the SEC Documents described in Section 5.05. IntegraMed has no notice or knowledge of any outstanding orders, writs, injunctions or decrees of any court, governmental agency or arbitration tribunal against, involving or affecting IntegraMed or IntegraMed's properties or assets.

                  (b) IntegraMed has received no notice of any violation of applicable law, order, regulation or requirement related to IntegraMed's business and is not aware of any condition or state of facts that could result in any such notice.

         5.03     Status of Shady Grove.

                  It is IntegraMed's present intention to maintain the existence of Shady Grove as a wholly-owned subsidiary of IntegraMed.

         5.04     IntegraMed Stock.

                  The IntegraMed Stock has been duly authorized by all necessary corporate action of IntegraMed and when delivered hereunder will be validly issued, fully paid and non-assessable. Delivery of the IntegraMed Stock shall convey to Shareholders lawful, valid and marketable title to the IntegraMed Stock, free and clear of any and all claims or encumbrances.

         5.05     SEC Documents.

                  IntegraMed has filed and will file with the Securities and Exchange Commission (the "SEC") all forms, reports, schedules, statements, exhibits and other documents required to be filed on or before the date of this Agreement, respectively, by it under the Securities Act of 1933, as amended, and the regulations and rulings issued thereunder or the Securities Exchange Act of 1934, as amended, and the regulations and rulings issued thereunder. IntegraMed has furnished to the Shareholders (i) the annual report on Form 10-K for its fiscal year ended December 31, 1996, (ii) its quarterly report on Form 10-Q for its fiscal quarters ended March 31, June 30, and September 30, 1997, and (iii) all of its other reports, statements, schedules and registration statements filed with the SEC since January 1, 1997.

                                   ARTICLE VI

                       INDEMNIFICATION AND RECONCILIATION

         6.01     Survival of Representations and Warranties.

                  The representations and warranties contained in this Agreement and in any instrument or certificate delivered pursuant to, or provided for in this Agreement and any Schedules or Exhibits attached hereto ("Representations and Warranties"), shall survive the consummation of the transactions contemplated by this Agreement for (i) a period of twenty-one (21) years after the First Closing Date with respect to any claims relating to the professional negligence of any Shareholder, Shady Grove or any of its employees, (ii) the appropriate statute of limitations provided under law with respect to Section 4.04(b) relating to taxes, and (iii) a period of three (3) years after the First Closing Date for all other Representations and Warranties; provided, however, that the expiration of the applicable period shall not preclude either party from indemnification by the other relating to any third-party Claim (as defined herein) asserted prior to the expiration of the applicable period. Each party to this Agreement shall be deemed to have relied upon each and every Representation and Warranty of the other party, regardless of any investigation made at any time by the party relying on such Representation and Warranty.

         6.02     Indemnification.

                  (a) After the First Closing Date, Shareholders (including each Shareholder's personal representatives, executors, legatees, heirs and assigns) jointly and severally shall indemnify IntegraMed (including its officers, directors, shareholders, employees and agents) against, and defend and hold IntegraMed harmless from, all demands, claims, actions or causes of action, assessments, losses, damages, deficiencies, liabilities, costs and expenses (including interest, penalties and reasonable attorneys' fees and disbursements, but excluding indirect, punitive and consequential damages) (hereinafter collectively called a "Claim") arising out of or in connection with (i) any breach of the Representations and Warranties or non-fulfillment of any covenants or agreements of Shareholders, Shady Grove or New P.C. contained in this Agreement or any agreement or instrument delivered by Shareholders, Shady Grove or New P.C. pursuant to this Agreement; (ii) subject to the reconciliation process set forth in Section 6.03, the payment of all liabilities and obligations of Shady Grove arising out of or relating to the operations of Shady Grove on or prior to the First Closing Date, including, without limitation, (A) all tax liabilities relating to the period ending on the First Closing Date, (B) all trade payables, loan obligations to the third parties and bonus obligations of Shady Grove which exceed the aggregate amount of the accounts receivable collected by Shady Grove after the First Closing Date plus the value of those fixed assets set forth on Schedule 6.03, and (C) any liabilities or obligations (whether or not disclosed in the Schedules or Exhibits to this Agreement) relating to or arising out of the operation of Shady Grove prior to the First Closing Date or the provision of services (professional or otherwise) or actions by any employee, officer, director or agent of Shady Grove or the use of trademarks, service marks, logos or other proprietary symbols on or prior to the First Closing Date; (iii) the operations of New P.C. or the Practice (including, but not limited to the provision of services (professional or otherwise) or, actions by any employee, officer, director or agent of New P.C. or the Practice or the use of trade marks, service marks, logos or other proprietary symbols) and (iv) any liabilities assumed by New P.C. as part of the Restructuring or pursuant to the Assumption Agreement described in Section 8.02(c)14. Upon the assertion of any Claim against IntegraMed that may give rise to a liability of Shareholders hereunder, IntegraMed shall notify Shareholders of the existence of such Claim (which notice shall include a description thereof). IntegraMed shall give Shareholders reasonable opportunity to defend and/or settle such Claim at Shareholders' own expense and with counsel of their own selection, which counsel shall be reasonably satisfactory to IntegraMed; provided, however, that in the case of any Claim, IntegraMed shall have the right to participate in any administrative or judicial proceedings with respect to such Claim, at its expense and with counsel of its choice. If Shareholders shall, after ten (10) days notice thereof by IntegraMed, fail, in IntegraMed's judgment, to take adequate action to defend any Claim, IntegraMed shall have the right to undertake the defense, compromise or settlement of such Claim on behalf of, for the account of, and at the risk of the Shareholders. If the Claim is one that cannot by its nature be solely defended by Shareholders, then IntegraMed shall, at its sole expense, make available all information and assistance as may reasonably be requested by Shareholders.

                  (b)  IntegraMed   hereby  agrees  to  indemnify   Shareholders
against, and to defend and hold Shareholders harmless from Claims arising out of in connection with (i) any breach of any Representations and Warranties or non-fulfillment of any or covenant or agreement of IntegraMed contained in this Agreement or any agreement or instrument delivered by IntegraMed pursuant to this Agreement; and (ii) the management services provided by IntegraMed directly or indirectly to New P.C. after the First Closing Date. Upon the assertion of any Claim that may give rise to a liability of IntegraMed hereunder, Shareholders shall notify IntegraMed of the existence of such Claim (which notice shall include a description thereof). Shareholders shall give IntegraMed reasonable opportunity to defend and/or settle such Claim at its own expense and with counsel of its own selection, which counsel shall be satisfactory to Shareholders; provided however, that in the case of any Claim, Shareholders shall have the right to participate in any administrative or judicial proceedings with respect to such Claim, at their expense and with counsel of their choice. If IntegraMed shall, after ten (10) days notice thereof by Shareholders, fail to defend any Claim, Shareholders shall have the right to undertake the defense, compromise or settlement of such Claim on behalf of, for the account of, and at the risk of IntegraMed. If the Claim is one that can not by its nature be solely defended by IntegraMed, then Shareholders shall, at their sole expense, make available all information and assistance as may be requested by IntegraMed.

                  (c) The respective rights of the parties to be indemnified by the other shall not in any way be limited by the existence or non-existence of insurance coverage. IntegraMed shall have the right to offset any amount owed to it from Shareholders, Shady Grove or New P.C. under this Article VI against any amounts due and payable by IntegraMed to Shareholders under the Notes.

         6.03     Reconciliation.

         Schedule 6.03 sets forth certain assets and liabilities of Shady Grove which shall be subject to a reconciliation process subsequent to the First Closing. Those assets listed include the value of the fixed assets of Shady Grove valued at book value in accordance with GAAP as of March 12, 1998, which value shall be set forth on Schedule 6.03, and the accounts receivable of Shady Grove as of the First Closing for services rendered by the Practice prior to the First Closing. The liabilities include trade payables, certain bonuses set forth on Schedule 4.05(b), Shareholder and third party debt and all accrued salaries and wages (including accrued vacation and sick leave) for all employees, all accrued bonuses for any employees (other than those bonuses set forth on Schedule 4.05(b)) and any accrued compensatory time for any employees. On March 31, 1999, there shall be a reconciliation of these assets and liabilities based upon actual accounts receivable collected and liabilities paid or incurred, which shall be reflected on a reconciliation statement delivered by IntegraMed to Shareholders. If the collected accounts receivable plus the value of all other assets reflected on Schedule 6.03 is less than the amount of the liabilities paid or incurred by IntegraMed for pre-closing liabilities, then the Notes payable in accordance with Section 2.01(c) shall be reduced on a pro rata basis among Shareholders by the amount of any such deficit. If the collected accounts receivable plus the value of all other assets reflected on Schedule
6.03 is greater than the amount of the liabilities paid or incurred by IntegraMed for pre-closing liabilities, then the Notes payable in accordance with Section 2.01(c) shall be increased on a pro rata basis among Shareholders by the amount of any such excess. By way of example, if all accounts receivable reflected on Schedule 6.03 are fully collected, then the Notes shall be reduced on a pro rata basis among Shareholders by $493,613. On March 31, 2000, there shall be a second reconciliation for any accounts receivable collected and liabilities paid or incurred since the first reconciliation and any deficit or excess shall be handled in the same fashion as they were handled for the first reconciliation.

                                   ARTICLE VII

                                CERTAIN COVENANTS

         7.01     Covenants of Shareholders.

                  Prior to the First Closing, Shareholders shall:

                 (a) obtain malpractice tail insurance coverage for Shady Grove;

                 (b) obtain malpractice insurance coverage for New P.C. and provide evidence of such policy(ies) to IntegraMed;

                 (c) at their option, freeze or terminate each of the pension and profit sharing plans of Shady Grove and New P.C. and New P.C. shall be the sponsor of any frozen plans and the Shareholders shall prepare and file with the Internal Revenue Service, an application for determination with respect to each terminated plan immediately following the First Closing; and

                  (d) file the Articles of Amendment to be effective on the First Closing Date .

         7.02 Covenant of IntegraMed. With respect to those former employees of Shady Grove hired by IntegraMed, IntegraMed shall recognize and give credit to all such employees for their years of service to Shady Grove for purposes of vacation and sick leave and other benefits provided by IntegraMed.

                                  ARTICLE VIII

                            CONDITION TO OBLIGATIONS

         8.01     Conditions to Shareholders's Obligations.

                  The obligations of Shareholders under this Agreement are subject to the satisfaction on or before the First Closing Date of the following conditions, any of which may be waived by Shareholders by proceeding with the First Closing:

                  (a) The representations and warranties of IntegraMed set forth in this Agreement shall be true on and as of the First Closing Date and IntegraMed shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by IntegraMed prior to or on the First Closing Date and IntegraMed shall have delivered to Shareholders a certificate, dated as of the First Closing Date, to all such effects;

                  (b) No suit, action or other proceeding shall be pending before any court or other government agency which seeks to restrain or prohibit performance of this Agreement or the consummation of the transactions contemplated herein or in connection herewith to subject Shareholders to liability on the ground that IntegraMed has breached any law or duty or otherwise acted improperly, nor shall any such suit, action or proceeding be threatened, to the knowledge of IntegraMed; and

                  (c) IntegraMed shall have delivered in form satisfactory to Shareholders the items or documents identified below:

                  1. The consideration required to be delivered at the First Closing pursuant to Section 2.01 hereof;

                  2. Copies of the resolutions of the Board of Directors of IntegraMed, certified by the Secretary or Assistant Secretary of IntegraMed, approving and authorizing the execution of this Agreement and the Notes and the consummation of the transactions contemplated herein; and

                  3. The opinion of Claude E. White, Esq. legal counsel to IntegraMed, dated the First Closing Date, in the form of Exhibit E attached hereto.

         8.02     Conditions to IntegraMed's Obligations.

                  The obligations of IntegraMed under this Agreement are subject to the satisfaction on or before the First Closing Date of the following conditions, any of which may be waived by IntegraMed by proceeding with the First Closing:

                  (a) The representations and warranties of Shareholders set forth in this Agreement shall be true on and as of the First Closing Date and Shareholders shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by Shareholders prior to or on the First Closing Date and Shareholders shall have delivered to IntegraMed a certificate dated as the First Closing Date, to all such effects;

                  (b) No suit, action or other proceeding shall be pending before any court or other government agency which seeks to restrain or prohibit performance of this Agreement or the consummation of the transactions contemplated herein or in connection herewith, except as disclosed on Schedule 4.07(a), to subject IntegraMed to liability on the ground that Shareholders have breached any law or duty or otherwise acted improperly, nor shall any such suit, action or proceeding be threatened, to the knowledge of IntegraMed; and

                  (c) Shareholders shall have delivered in form reasonably satisfactory to IntegraMed the items or documents identified below:

                  1. Physician-Stockholder Employment Agreements dated March 11, 1998 between each Shareholder and New P.C., copies of which are attached hereto collectively as Exhibit F;

                  2. Non-Shareholder Physician Employment Agreements dated on or about March 11, 1998 between each non-Shareholder physician employee of New P.C. and New P.C. in the form of Exhibit G;

                  3. The issued and outstanding stock certificates of Shady Grove, endorsed in blank;

                  4.  The Proxy in the form of Exhibit B;

                  5. Personal Responsibility Agreements dated March 12, 1998 between each Shareholder (other than Stillman) and IntegraMed, copies of which are attached hereto collectively as Exhibit H;

                  6. The Voting Trust Agreement in the form of Exhibit D;

                  7. Shareholder  Representation  Letters in the form of Exhibit
I;

                  8. A provider agreement dated March 11, 1998 between Shady Grove and New P.C. in the form of Exhibit K;

                  9. Copies of resolutions of the Board of Directors of Shady Grove, certified by an officer of Shady Grove, approving and authorizing the execution of the Management Agreement and the Provider Agreement and the consummation of the transactions contemplated thereby;

                  10.  Copies of  resolutions  of the Board of  Directors of New
P.C.,  certified  by an  officer  of New P.C.,  approving  and  authorizing  the execution of the Management Agreement, the Provider Agreement, the Physician-Stockholder Employment Agreements and the Non-Shareholder Physician Employment Agreements and the consummation of the transactions contemplated thereby;

                  11.      The Closing Statement as set forth on Schedule 6.03;

                  12. The opinion of Epstein, Becker & Green, P.C., legal counsel to Shareholders, dated the First Closing Date, in the form annexed hereto as Exhibit J;

                  13. The Articles of Amendment, as filed on or before the First Closing Date, and the Articles of Incorporation of New P.C. and any amendments thereto; and

                  14. An Assignment and Assumption Agreement (the "Assumption Agreement") dated on or before the First Closing Date between Shady Grove and New P.C. in the form of Exhibit L attached hereto.

                                   ARTICLE IX

                                  MISCELLANEOUS

                  9.01 Brokers. Shareholders represent and warrant to IntegraMed that Shareholders have not dealt with or retained any broker or finder or agreed to pay any commission or fee to any broker or finder for or on account of this Agreement or the transactions contemplated hereby. IntegraMed represents and warrants to Shareholders that it has not dealt with or retained any broker or finder for or on account of this Agreement or the transactions contemplated hereby. Each party agrees to indemnify the other against any loss, cost or expense, including attorneys' fees, as a result of any claim for a fee or commission asserted by any broker or finder with respect to this Agreement or the consummation thereof whose claim arises through dealings with such broker or finder by the indemnifying party.

                  9.02 Further Action. If at any time after either Closing Date any further assignment, transfers or assurances in law are reasonably necessary or desirable to carry out the provisions of this Agreement, the parties to this Agreement shall execute and deliver any and all assignments, transfers, and assurances in law, and do all things, reasonably necessary or proper to such end and otherwise to carry out the provisions and intent of this Agreement. MBA:174958.7:3/12/98: 8:43 PM
                                       22

                  9.03 Notices. Any notice or other communication required, by, or which may be given pursuant to this Agreement shall be in writing and either personally delivered or mailed, certified or registered mail, postage prepaid, return receipt requested, or overnight courier, prepaid, and shall be deemed given when received. Any such notice or communication shall be sent to the address set forth below:

         If to IntegraMed, at:

                  IntegraMed  America, Inc.
                  One Manhattanville Road
                  Purchase, New York 10577-2100
                  Attention: Gerardo Canet, President

         With a copy to:

                  IntegraMed America, Inc.
                  One Manhattanville Road
                  Purchase, New York 10577-2100
                  Attention: Claude  White, General Counsel

         And if to Shareholders, at:

                  Michael J. Levy, M.D.
                  10115 Lakewood Drive
                  Rockville, Maryland 20850

                  Robert J. Stillman, M.D.
                  10810 Nantucket Terrace
                  Potomac, Maryland 20854

                  Arthur W. Sagoskin, M.D.
                  13659 Spinning Wheel Drive
                  Germantown, Maryland 20874

         With a copy to:

                  Ann Leopold Kaplan, Esq.
                  Epstein, Becker & Green, P.C.
                  1227 25th Street, N.W., Suite 700
                  Washington, D.C. 20037

         Any party may change the persons and addressees to which notices or other communications are to be sent to it by giving written notice of any such change to the other party hereto.

                  9.04 Headings. The headings contained in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

                  9.05 Entire Agreement. The Recitals and all Schedules and Exhibits referred to in this Agreement are deemed annexed hereto and made a part of this Agreement and this Agreement, together with the Schedules and Exhibits:

                       (a) Constitutes the entire agreement among the parties with respect to the purchase and sale of the Shares and supersedes all prior agreements and understandings;

                       (b) May not be modified or discharged, nor may any of its terms be waived, except by an instrument in writing, signed by the party or parties to be charged; and

                       (c) Shall bind and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing expressed or mentioned in this Agreement is intended, or will be construed, to give any person, firm corporation or other entity, other than the parties to this Agreement and their respective successors and assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any of its provisions.

                  9.07 Assignment. This Agreement may not be assigned by any party hereto without the prior written consent of the other party. No assignment or delegation of any rights or obligations hereunder shall release the assignor from any of its liabilities hereunder.

                  9.08 No Waiver. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver of any nature, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of any breach of any other term, covenant, representation or warranty of this Agreement.

                  9.09 Counterpart. This Agreement may be executed in any number of separate counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                  9.10 Governing Law; Arbitration. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, irrespective of the principal place of business of the parties hereto. Any and all claims, disputes, or controversies arising under, out of, or in connection with this Agreement or any breach thereof shall be determined by binding arbitration in the State of Maryland, County of Baltimore (hereinafter "Arbitration"). The party seeking determination shall subject any such dispute, claim or controversy to either (i) JAMS/Endispute or (ii) the American Arbitration Association, and the rules of commercial arbitration of the selected entity shall govern. The Arbitration shall be conducted and decided by three (3) arbitrators, unless the parties mutually agree, in writing at the time of the Arbitration, to fewer arbitrators. In reaching a decision, the arbitrators shall have no authority to change or modify any provision of this

Agreement. Each party shall bear its own expenses and one-half the expenses and costs of the arbitrators. Any application to compel Arbitration, confirm or vacate an arbitral award or otherwise enforce this Paragraph shall be brought in the Courts of the State of Maryland or the United States District Court for the District of Maryland, to whose jurisdiction for such purposes Shareholders and IntegraMed hereby irrevocably consent and submit.

                  9.11 Expenses. All costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not either Closing shall have occurred.

                  9.12 Publicity. Shareholders shall not make any public announcement regarding the transactions proposed herein without the prior written approval of IntegraMed. Other than as may be required by law because of IntegraMed's status as a publicly-held company, IntegraMed will not make any public announcement regarding the transactions proposed herein without the prior written approval of Shareholders.

                  IN WITNESS WHEREOF, the parties have executed this Agreement the date first above written by their respective duly authorized officers.


INTEGRAMED AMERICA, INC.


By:/s/Gerardo Canet
   ------------------------------------
      Gerardo Canet, President




SHAREHOLDERS:

/s/ Michael J. Levy
---------------------------------------
    Michael J. Levy, M.D.

/s/ Robert J. Stillman
---------------------------------------
    Robert J. Stillman, M.D.

/s/Arthur W. Sagoskin
---------------------------------------
   Arthur W. Sagoskin, M.D.

                                                   SCHEDULE 2.01


                                             Payment of Purchase Price


                           Value of Shares
                           of IntegraMed                Cash
                               Stock               Purchase Price        Notes
                           ----------------        --------------        -----


First Closing Date:

         Levy              $  655,100                $1,010,200       $  594,750
                              (342,268 shares)

         Sagoskin              569,000                  838,000          502,500
                              (297,283 shares)

Second Closing Date:

         Stillman              175,900                  951,800          402,750
                            ----------               ----------       ----------

                            $1,400,000               $2,800,000       $1,500,000

                           SCHEDULES AND EXHIBITS
                           ----------------------

Schedules
---------

Schedule 2.01             Payment of Purchase Price
Schedule 4.01             Shady Grove/Capital Stock
Schedule 4.02(d)          Contractual Consents
Schedule 4.02(e)          Governmental Consents
Schedule 4.03             Fixed Assets
Schedule 4.04             Financial Statements
Schedule 4.04(a)          Undisclosed Liabilities
Schedule 4.05(a)          Changes in Financial Position
Schedule 4.05(b)          Employee Bonuses
Schedule 4.05(d)          New Indebtedness and Capital Expenditures
Schedule 4.06             Licenses
Schedule 4.07(a)          Litigation and Investigations
Schedule 4.07(b)          Notice of Violations
Schedule 4.09(a)          Contracts
Schedule 4.09(c)          Other Agreements
Schedule 4.10             Insurance
Schedule 4.11(a)          Employees
Schedule 4.11(b)          Employee Benefit Plans
Schedule 4.11(d)          Other Employee Agreements
Schedule 4.12             Absence of Certain Developments
Schedule 4.13             Transactions with Certain Persons
Schedule 6.03             Assets and Liabilities Subject to Reconciliation

Exhibits

Exhibit A                 Management Agreement
Exhibit B                 Proxy
Exhibit C                 Notes
Exhibit D                 Voting Trust Agreement
Exhibit E                 IntegraMed Opinion
Exhibit F                 Physician-Stockholder Employment Agreements
Exhibit G                 Non-Shareholder Physician Employment Agreement
Exhibit H                 Personal Responsibility Agreements
Exhibit I                 Shareholder Representation Letters
Exhibit J                 Shady Grove Opinion
Exhibit K                 Provider Agreement
Exhibit L                 Assumption Agreement